As filed with the Securities and Exchange Commission on July 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Cayman Islands	98-1606989
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

33 Irving Place
New York, New York 10003
(347) 328-3680

(Address and telephone number of Registrant’s Principal Executive Offices)

Corporation Service Company

19 West 44th Street, Suite 201

New York, New York 10036-8401

(Name, address and telephone number of Agent for Service)

Copies to:

Elliot H. Lutzker, Esq.	Matthew Ogurick, Esq.
Davidoff Hutcher & Citron LLP	K&L Gates, LLP
605 Third Avenue	599 Lexington Avenue
New York, New York 10158	New York, New York 10022-6030
(212) 557-7200	Tel: (212) 536-4085
Fax: (212) 536-3901

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark where the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, par value $0.01 per share	20,000,000	(3)	$5.89	(4)	$117,800,000.00	$12,851.98

Total:	20,000,000		$5.89		$117,800,000.00	$12,851.98

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	The registration fee for securities to be offered by the Registrant is calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3)	The registrant is registering for resale, from time to time, up to $47,000,000 in Ordinary Shares that the registrant may issue to Ionic Ventures, LLC (“Ionic”) pursuant to a Purchase Agreement, dated as of January 11, 2021, by and between Ionic and the registrant.
(4)	Pursuant to Rule 457(c), the fee is based upon the closing price of the Registrant’s Ordinary Shares reported on the Nasdaq Capital Market on July 27, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Prospectus

BIT DIGITAL, INC.

20,000,000 Ordinary Shares

This prospectus relates to the sale by selling shareholder (the “Selling Shareholder”) of up to 20,000,000 shares issuable to Ionic Ventures, LLC, or Ionic, under a Purchase Agreement dated as of July 30, 2021, as amended and restated, between the Company and Ionic, which we refer to herein as the “Purchase Agreement.” See “Selling Shareholder.”

The Selling Shareholder has advised us that they will sell the Ordinary Shares from time to time in the open market, on the Nasdaq Capital Market, in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or a combination of those methods. See also “Plan of Distribution” on page 49 for more information.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholder. However, we may receive proceeds of up to $47,000,000 from the sale of Ordinary Shares to Ionic under the Purchase Agreement, from time to time in our discretion after the date the registration statement of which this prospectus is a part is declared effective and after the other conditions in the Purchase Agreement have been satisfied.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Ionic may sell the Ordinary Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 49 for more information about how Ionic may sell the Ordinary Shares being registered pursuant to this prospectus.

We will pay the expenses incurred in registering the Ordinary Shares to which this prospectus relates, including legal and accounting fees. See “Plan of Distribution.”

Our Ordinary Shares are traded on the Nasdaq Capital Market tier under the symbol “BTBT”. On July 29, 2021, the closing price of our Ordinary Shares was $7.96 per share.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August      , 2021

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ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors”, “Operating and Financial Review and Prospects,” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, semi-annual, quarterly (on a voluntary basis as a foreign private issuer) and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our public filings are available from the Internet web site maintained by the SEC at HTTP://WWW.SEC.GOV. In addition, our ordinary shares are listed on the Nasdaq Capital Market. Accordingly, our reports, statements and other information may be inspected at the offices of Nasdaq, One Liberty Plaza, 165 Broadway, New York, New York 10006.

Our web site address is www.bit-digital.com. The information on, or accessible through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information finished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

The following documents filed with the SEC are incorporated by reference in this prospectus.

(1)	Bit Digital’s Proxy Statement on Form 6-K filed with the SEC on April 7, 2021.

(2)	Bit Digital’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 30, 2021.

(3)	Bit Digital’s Report on Form 6-K for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021.

(4)	Bit Digital’s Report on Form 6-K for April 2021 filed with the SEC on April 1, 2021.

(5)	Bit Digital’s Report on Form 6-K for April 2021 filed with the SEC on April 2, 2021.

(6)	Bit Digital’s Report on Form 6-K for April 2021 filed with the SEC on April 26, 2021.

(7)	Bit Digital’s Report on Form 6-K for May 2021 filed with the SEC on May 6, 2021.

(8)	Bit Digital’s Report on Form 6-K for May 2021 filed with the SEC on May 18, 2021.

(9)	Bit Digital’s Report on Form 6-K for May 2021 filed with the SEC on May 27, 2021.

(10)	Bit Digital’s Report on Form 6-K for June 2021 filed with the SEC on June 8, 2021.

(11)	Bit Digital’s Report on Form 6-K for July 2021 filed with the SEC on July 13, 2021.

(12)	Bit Digital’s Report on Form 6-K for July 2021 filed with the SEC on July 15, 2021.

(13)	The description of our ordinary shares contained in Bit Digital’s Registration Statement on Form F-1 (No. 333-254060) and any amendment or report filed with the SEC for the purpose of updating.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Bit Digital, Inc., 33 Irving Place, New York, New York 10003, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (347) 328-3680.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus carefully, including our financial statements and related notes thereto and the other documents incorporated by reference in this prospectus and the risks described under “Risk Factors” beginning on page 7. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Bit Digital, Inc.(formerly known as Golden Bull Limited), a Cayman Islands exempted company (“Bit Digital”), including its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through, Bit Digital Hong Kong Limited and Bit Digital Strategies Limited, Hong Kong companies and our operating entities in China; Bit Digital Singapore Pte Ltd.; Bit Digital U.S.A. Inc., a Delaware corporation, and our operating entity in the United States; Golden Bull USA, Inc., a non-operating New York corporation; and Bit Digital Canada, Inc., our operating entity in Canada..

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

This prospectus contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

Our Company

Bit Digital is a bitcoin mining company with one of the highest operating hash rates (computing power) among all U.S. listed bitcoin miners. We are a sustainably-based generator of digital assets with large-side mining operations in the United States and Canada. We owned 32,500 miners with a maximum hash rate of 1,915.42 EH/S as of June 30, 2021. On June 24, 2021, the Company signed the Crypto Climate Accord, a private sector-led initiative to decarbonize the crypto and blockchain sectors. The Company commenced its mining operations in February 2020, following the suspension of its peer-to-peer lending business in October 2019. Our bitcoin mining operations, hosted by third party suppliers, use specialized computers, known as miners, to generate bitcoins, a cryptocurrency. The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate’, to provide transaction verification services (known as solving a block”) which helps support the bitcoin blockchain. For every block added, the bitcoin blockchain awards a bitcoin award equal to a set number of bitcoins per block. These bitcoin awards are subject to “halving,” whereby the bitcoin award per block is reduced by half in order to control the supply of bitcoins on the market. When bitcoin was first launched in 2009, miners were awarded 50 bitcoin if they first solved a new block; this award was halved to 25 bitcoin per new block in 2012, and halved again in 2016 to 12.5 bitcoin per new block, Most recently, in May 2020, the then prevailing reward of 12.5 bitcoin per new block was halved to 6.25 bitcoin. This reward rate is expected to next halve during 2024 to 3.125 bitcoin per new block and will continue to halve at approximately four year intervals until all potential 21 million bitcoin have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a bitcoin award.

Our mining facilities and mining platform operate with the primary intent of accumulating bitcoin which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs. After a third halving of bitcoins in May 2020, our mining strategy has been to mine bitcoins as fast and as many as possible given there are less bitcoins and a lower efficiency of mining. In view of the long delivery time to purchase new miners from miner suppliers like Bitmain and MicroBT, we chose to acquire second-hand miners which can be delivered in only a few weeks.

In order to achieve lower utility costs, the mining facilities are maintained by our third-party hosting service providers. Our bitcoin mining facilities in PRC were maintained by Hong Kong suppliers. They were our hosts, and they installed the miners, provided IT consulting, maintenance and repair work on site for us. Our miners’ facilities in Texas and Nebraska are maintained by Compute North, a well-known miner hosting company in North America. In Canada, our miners’ facilities are maintained by Link Global Technologies, Inc. In June 2021, we entered into a strategic co-mining agreement with Digihost Technologies in North America. Pursuant to the terms of the agreement, Digihost expects to provide certain premises to Bit Digital for the purpose of the operation and storage of a 20 MW Bitcoin mining system to be delivered by Bit Digital, and Digihost intends to provide services to maintain the premises for a term of two years. The collaboration between Digihost and Bit Digital is expected to generate an increase in hash rate of approximately 400 Ph/s between the companies. Under the terms of the agreement, Digihost is obligated to provide power for the operation of the miners and to also provide management services necessary to maintain 95% uptime on the miners. In consideration for these services, after paying Digihost a very competitive rate for power, Digihost and Bit Digital will participate in a profit sharing arrangement based on a fixed distribution formula. It is expected that the miners will be delivered to Digihost and installed during the fourth quarter of this year.

It is a common practice in the mining industry in China to migrate miners within geographic locations on a seasonal basis which we did, depending on water and electricity availability and cost. The Company has already migrated its miners out of Inner Mongolia when the government of China’s Inner Mongolia banned all crypto mining facilities in March 2021. In May 2021, when the Financial Stability Development Committee of the State Council in China targeted virtual currency mining, the Company suspended operations in China and continued to migrate all miners out of China, which will be completed in the third quarter 2021. These miners are completing the migration to the United States and Canada. All miners are expected to be fully operational in late 2021 or early 2022.

As of June 30, 2021, the Company owned a total of 32,500 miners, including 15,072 Whatsminer M21S, 7,955 Antminer S17+, 3,691 Whatsminer M20S, 2,190 Whatsminer M10, 1,259 Antminer S17Pro, 800 Antminer T3, 700 Antminer T17, 261 Whatsminer M30S, 256 Antminer T17+, 205 Antminer S19Pro, 101 Antminer S17 and 10 Antminer S17E with the locations across Texas, Nebraska and Georgia in the United States, Canada and the PRC.

As of June 30, 2021, in Nebraska we had 6,890 miners, in Texas we had 100 miners and in Georgia we had 100 miners; in Canada we had 1,426 miners; in Sichuan Province we had 6,484 miners; in Yunnan Province we had 3,000 miners; and there were 14,500 miners in transit to the United States.

As of June 30, 2021, the maximum hash rate of all the 32,500 miners was 1,921.07 Ph/s. The hash rate in the North America was about 1,360.95 Ph/s and the hash rate in China was about 560.12 Ph/s.

From our inception of bitcoin mining business in February 2020 to June 30, 2021, we earned an aggregation of 3,086.53 bitcoins.

The following table presents the number of bitcoins received from our mining pool operators on a quarterly basis:

	Number of bitcoins	Amounts*
Balance at January 1, 2020	-	-
Receipt of cryptocurrencies from mining services	1,510.20	21,065,113
Sales of cryptocurrencies	(1,242.39)	(15,534,982)
Lending of cryptocurrencies to a third party	(5.19)	(97,771)
Realized gain on sale of cryptocurrencies	-	805,557
Balance at December 31, 2020	262.62	6,237,917
Receipt of cryptocurrencies from mining services	1,576.38
Sales of cryptocurrencies	1,250.62
Lending of cryptocurrencies to a third party	-
Balance at June 30, 2021	588.38

*	Amounts – 1) the amounts of receipt of cryptocurrencies from mining services are the aggregation of the number of bitcoins received multiplying by the bitcoin price published on https://coinmarketcap.com/currencies/bitcoin/historical-data/, on a daily basis; and 2) the amounts of sales of cryptocurrencies are the actual amount we received from sales.

Disposition of peer-to-peer lending business and the car rental business in the PRC

On September 8, 2020, the Board approved the disposal of Point Cattle Holdings Limited, a former wholly owned subsidiary of the Company in the British Virgin Islands, and its subsidiaries and VIEs, through which the Company previously operated its peer-to-peer lending business and the car rental business in PRC. Upon the sale, we discontinued our peer-to-peer lending business and the car rental business in the PRC (“discontinued operations”).

On the same date, the Company entered into a certain share purchase agreement (the “Disposition SPA”) by and among a BVI company, Sharp Whale Limited (the “Purchaser”), Point Cattle Holding Limited (the “Subsidiary”) and the Company (the “Seller”). Pursuant to the Disposition SPA, the Purchaser purchased the Subsidiary in exchange for nominal consideration of $10.00 and other good and valuable consideration.

Our executive offices are located at 33 Irving Place, New York, New York 10003 and our telephone number is (347) 328-3680. The information on our website does not constitute part of this prospectus.

Selling Shareholder Transactions

The Notes

On December 31, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Ionic (the “Holder”) for the sale of subordinated convertible notes due May 5, 2021 (the “Notes”) up to an aggregate original principal amount of $1,650,000 with an original issue discount (OID) of 10% in a private placement.

The initial Note having an original principal amount of $1,100,000 was issued and sold on February 5, 2021 at a first closing and a second Note having an original principal amount of $550,000 was issued and sold at a second closing on March 12, 2021. The Company received approximately $1,280,000 in net proceeds after the second closing, after deducting fees payable to broker-dealers and certain other transaction expenses, including fees and expenses of legal counsels in connection with the transactions.

The Notes were unsecured and were expressly junior to any existing or future debt obligations of the Company. The Notes bore interest at 8% per annum, increasing to 15% if not paid within three (3) months of the initial closing, or May 5, 2021 (“Maturity Date”) or otherwise upon an Event of Default (as defined in the Notes).

The Notes were not earlier redeemed by the Company and automatically converted into Ordinary Shares upon the effectiveness of Registration Statement (No. 333-254060), at the Standard Conversion Price then in effect of $6.00 per share. We previously registered 412,500 of such conversion shares, which represents 150% of the maximum number of shares issuable upon conversion of $1,650,000 principal amount of subordinated convertible notes at an assumed conversion price of $6.00 per share.

Purchase Agreement

On January 11, 2021, the Company entered into the Purchase Agreement, as amended and restated on July 30, 2021, with Ionic (also herein referred to as the “Investor”) whereby we have the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $80,000,000 worth of Ordinary Shares. Sales of Ordinary Shares by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on May 20, 2021 (the “Commencement Date”). As of July 13, 2021, the Company had sold the Investor an aggregate of approximately 5,716,142 ordinary shares for an aggregate price of $33 Million. This prospectus is part of a second registration statement concerning the remaining $47 Million of Ordinary Shares the Company may sell to the Investor.

The purchase price of the Ordinary Shares purchased by the Investor under the Purchase Agreement will be derived from prevailing market prices of the Company’s Ordinary Shares immediately preceding the time of sale. The Company will control the timing and amount of future sales, if any, of Ordinary Shares to the Investor. The Investor has no right to require the Company to sell any Ordinary Shares to the Investor, but the Investor is obligated to make purchases as the Company directs, subject to certain conditions.

Under the Purchase Agreement, from and after the Commencement Date, the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct the Investor to purchase up to the lesser of (i) $2,500,000 in Ordinary Shares; and (ii) 75% of the average dollar volume of Ordinary Shares for the lowest 8 of 10 Trading Days prior to providing notice to the Investor. The Company may effect a regular purchase at the Regular Purchase Price equal to 85% of the arithmetic average of the three (3) lowest volume weighted average prices (“VWAP”) calculated for the period five (5) Trading Days prior to and ending five (5) Trading Days after delivery of pre-settlement purchase shares (the “Regular Purchase Measurement Period”) based on an estimate and true-up. The Company may also effect an alternate purchase at the Alternate Purchase Price equal to 80% of the arithmetic average of the VWAPs calculated for the period on and ending five (5) Trading Days after delivery of pre-settlement shares (the “Alternate Purchase Measurement Period”) based on an estimate and true-up until $40,000,000 of Ordinary Shares have been purchased and 90% thereafter (as amended).

The Company may deliver a notice to the Investor for a regular purchase or an alternate purchase as often as every business day, so long as (i) on any such notice date, the closing sale price of the Ordinary Shares is not below the Floor Price (initially set at $1.00 per ordinary share, subject to customary adjustments), (ii) shares for all prior regular purchases and alternate purchases have theretofore been received by the Investor in accordance with the Purchase Agreement, and (iii) no current Regular Purchase Measurement Period or Alternate Purchase Measurement Period is running (unless, with respect to regular purchases only, the Company and the Investor mutually agree otherwise in writing). Notwithstanding the foregoing, the Company shall not deliver a regular purchase or alternate purchase notice to the Investor if an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing.

In all instances, the Company may not sell Ordinary Shares to the Investor under the Purchase Agreement if it would result in the Investor beneficially owning more than 4.99% of the outstanding Ordinary Shares. Under applicable rules of the Nasdaq Capital Market, the Company, as a Foreign Private Issuer, has elected to follow home country practice and does not require shareholder approval in the event that issuances under the Purchase Agreement exceed twenty (20%) percent or more of the Ordinary Shares outstanding immediately prior to the execution of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement (the “RRA”) each contains representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to the Investor under the Purchase Agreement may be limited, to the extent applicable, by Nasdaq and SEC rules. The Company agreed with the Investor that it will not enter into any “variable rate” transactions with any third party for a period defined in the Purchase Agreement, as amended and restated. The Investor has covenanted not to cause or engage in any direct or indirect short selling or hedging of the Company’s Ordinary Shares.

In connection with each Regular Purchase and Alternate Purchase, the Company shall issue to Ionic a number of additional Ordinary Shares (the “Commitment Shares”) equal to the product of (x) the number of Ordinary Shares sold to Ionic and (y) 2.5% as a commitment fee for no additional consideration. Up to 495,000 shares are being registered hereunder as Commitment Shares, of which 125,000 shares (based on an assumed price of $8.00 per share) may be issued as Additional Commitment Shares to satisfy the Additional Commitment Fee, as described below.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, however upon any such termination, if the Company has sold less than $40,000,000 to the Investor under the Purchase Agreement, the Company shall pay an additional commitment fee of $1,000,000 (the “Additional Commitment Fee”), which shall be payable either in cash or in Ordinary Shares at a price equal to 100% of the Closing Price on the date immediately preceding the date of receipt by the Investor of the Company Termination Notice (such shares, the “Additional Commitment Shares”) at the Company’s discretion, within two (2) Trading Days after a Company Termination Note is received by the Investor; provided, however, that the Additional Commitment Fee shall be reduced by the aggregate Purchase Amount previously sold hereunder prior to the Company Termination Notice multiplied by 2.5%. Up to 125,000 of the Commitment Shares being registered hereunder may be issued as Additional Commitment Shares to satisfy the Additional Commitment Fee under the terms of the Purchase Agreement.

The proceeds received by the Company under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

Of the 20,000,000 Ordinary Shares being registered herein under the Purchase Agreement, up to 19,305,000 shares may be issued and sold for cash to Ionic and up to 495,000 shares (2.5% of the number of shares sold for cash) may be issued to Ionic for no consideration as Commitment Shares or Additional Commitment Shares, issuable under the Purchase Agreement, as such purchases are effected under the terms of the Purchase Agreement, as amended and restated. An additional 200,000 Settlement Shares already issued to the Investor have been included in this Registration Statement.

The Offering

Ordinary Shares Offered	An aggregate of 20,000,000 Ordinary Shares are registered for resale by the Selling Shareholder, consisting of:

(i) 20,000,000 shares issuable to Ionic pursuant to the Purchase Agreement dated as of January 11, 2021, of which:

(a) up to 19,305,000 shares may be issued and sold to Ionic for cash; and

(b) up to 495,000 shares (2.5% of the number of shares sold for cash) may be issued for no consideration as Commitment Shares (of which 125,000 shares may be issued as Additional Commitment Shares to satisfy the Additional Commitment Fee; and 200,000 Settlement Shares under the Purchase Agreement.

Ordinary Shares Outstanding	54,605,086(1)

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholder. However, we may receive proceeds of up to $47,000,000 from the sale of Ordinary Shares to Ionic under the Purchase Agreement, from time to time in our discretion after the date the registration statement of which this prospectus is a part is declared effective and the other conditions in the Purchase Agreement have been satisfied. The proceeds received from Ionic under the Purchase Agreement will be used to purchase bitcoin miners and for working capital purposes. See “Use of Proceeds.”

Dividend Policy	We have never declared any cash dividends on our Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	Our common stock currently trades on the Nasdaq Capital Market with the symbol “BTBT.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our Ordinary Shares.

(1)	Reflects shares issued and outstanding as of July 28, 2021.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals, and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at 33 Irving Place, New York, New York 10003. Our telephone number at this address is 1-347-328-3680. Our office in Hong Kong is located at Room 3603, Tower 2 Metro Plaza, Hong Kong, China. Our telephone number at that address is +(86)-021-61659027. Our registered office in the Cayman Islands is located at Corporate Filing Services Ltd., 3rd Floor, Harbour Centre, 103 South Church Street, George Town, Grand Cayman, KY 1-1002, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company, 19 West 44th Street, Suite 201, New York, NY 10036. The Company’s legal advisers are as follows: in the PRC: Tian Yuan Law Firm, 10F, Tower B, China Pacific Insurance Plaza, 28 Fengsheng Hutong, Xicheng District, Beijing 10032 China; in the Cayman Islands: Ogier, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009; and in the United States: Davidoff Hutcher & Citron LLP, 605 Third Ave, New York, NY 10158. Our Auditors are: Audit Alliance, LLP, 20 Maxwell Road #11-09, Maxwell House, Singapore 069113. See “Experts” regarding prior auditors. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus, including the matters discussed under the headings “Forward-Looking Statements” and “Operating and Financial Review and Prospects” before you decide to invest in our Ordinary Shares. We are a holding company with prior operations in China which are subject to a legal and regulatory environment that in many respects differs from the United States. If any of the following risks, or any other risks and uncertainties that are not presently foreseeable to us, actually occur, our business, financial condition, results of operations, liquidity and our future growth prospects could be materially and adversely affected.

Risks Related to this Offering

The sale or issuance of Ordinary Shares to Ionic may cause dilution, and the sale of Ordinary Shares acquired by Ionic, or the perception that such sales may occur, could cause the price of our Ordinary Shares to fall.

On December 31, 2020, the Company entered into a Securities Purchase Agreement, as amended and restated, with Ionic for the sale of subordinated convertible Notes up to an aggregate original principal amount of $1,650,000 with an original issue discount (OID) of 10% in a private placement. The Notes were not earlier redeemed by the Company and were automatically converted into Ordinary Shares at the Conversion Price then in effect of $6.00 per share. Also, on January 11, 2021, we entered into the Purchase Agreement with Ionic pursuant to which Ionic has committed to purchase up to $80,000,000 of our Ordinary Shares. As of July 21, 2021, any aggregate of approximately 5,716,142 Ordinary Shares were issued at a price of $33 Million. Of the 20,000,000 shares being registered hereunder which are issuable under the Purchase Agreement, up to 19,305,000 of such shares may be sold for cash and issued to Ionic under the Purchase Agreement at our discretion from time to time commencing after the satisfaction of certain conditions set forth in the Purchase Agreement including that the SEC has declared effective the registration statement that includes this prospectus, and up to 495,000 (2.5% of the number of shares sold for cash) of such shares being may be issued for no additional consideration as Commitment Shares, Additional Commitment Shares and 200,000 Settlement Shares, as such purchases are effected in accordance with the terms of the Purchase Agreement, as it may be amended. The purchase price for the Ordinary Shares that we may sell to Ionic under the Purchase Agreement will fluctuate based on the price of Ordinary Shares. Depending on market liquidity at the time, sales of such Ordinary Shares may cause the trading price of our Ordinary Shares to fall.

We generally have the right to control the timing and amount of any future sales of our Ordinary Shares to Ionic under the Purchase Agreement. Sales of our Ordinary Shares, if any, to Ionic will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Ionic all, some or none of the additional Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement. Therefore, sales to Ionic by us could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to Ionic, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If and when we do sell Ordinary Shares to Ionic, after Ionic has acquired the Ordinary Shares, Ionic may resell all, some or none of those Ordinary Shares at any time or from time to time in its discretion.

We may not have access to the full amount available under the Purchase Agreement with Ionic.

Under the Purchase Agreement, from and after the Commencement Date, the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct the Investor to purchase up to the lesser of (i) $2,500,000 in Ordinary Shares; and (ii) 75% of the average dollar volume of Ordinary Shares for the lowest 8 of 10 Trading Days prior to providing notice to the Investor. The Company may effect a regular purchase at the Regular Purchase Price equal to 85% of the arithmetic average of the three (3) lowest VWAPs calculated for the period five (5) Trading Days prior to and ending five (5) Trading Days after delivery of pre-settlement purchase shares based on an estimate and true-up. The Company may also effect an alternate purchase at the Alternate Purchase Price equal to 90% (as amended) of the arithmetic average of the VWAPs calculated for the period on and ending five (5) Trading Days after delivery of pre-settlement shares based on an estimate and true-up.

Although the Purchase Agreement provides that we may sell up to $80,000,000 of our Ordinary Shares to Ionic, only 5,716,142 Ordinary Shares were sold under a prior registration statement (No. 333-254060) dated effective May 20, 2021. Twenty million (20,000,000) shares are being offered under this prospectus pursuant to the Purchase Agreement (of which up to 695,000 shares may be issued as Commitment Shares, Additional Commitment Shares and Settlement Shares for no consideration and may be issued and sold to Ionic in the future, if and when we sell Ordinary Shares to Ionic under the Purchase Agreement). As a result, depending on the market prices of our Ordinary Shares, we may not be able to sell the remaining $47,000,000 commitment amount contemplated by the Purchase Agreement.

In the event that the market price of our Ordinary Shares decreases, we may be able to issue and sell more Ordinary Shares to Ionic of up to $47,000,000 remaining under the Purchase Agreement than can be represented by the 20,000,000 Ordinary Shares registered for resale under the registration statement that includes this prospectus. In such case we will need to register for resale under the Securities Act additional Ordinary Shares to represent such Ordinary Shares, which will require additional time, resources and cost to us. In addition, the issuance and sale of such additional Ordinary Shares could cause substantial dilution to our shareholders.

The extent to which we rely on Ionic as a source of funding during the next three (3) years will depend on a number of factors, including the prevailing market price of our Ordinary Shares and the extent to which we are able to secure working capital from other sources. Even if we sell all remaining $47,000,000 of Ordinary Shares under the Purchase Agreement to Ionic, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Ionic will pay less than the then-prevailing market price for our Ordinary Shares, which could cause the price of our Ordinary Shares to decline.

The purchase price of Ordinary Shares sold to Ionic under the Purchase Agreement is derived from the market price of our Ordinary Shares on the Nasdaq Capital Market. The Ordinary Shares to be sold to Ionic pursuant to the Purchase Agreement will be purchased at a discounted price depending on the type of purchase. The Company may effect a regular purchase at the Regular Purchase Price equal to 85% of the arithmetic average of the three (3) lowest VWAPs calculated for the period five (5) Trading Days prior to and ending five (5) Trading Days after delivery of pre-settlement purchase shares based on an estimate and true-up. The Company may also effect an alternate purchase at the Alternate Purchase Price equal to 80% of the arithmetic average of the VWAPs calculated for the period on and ending five (5) Trading Days after delivery of pre-settlement shares based on an estimate and true-up, until an aggregate of $40,000,000 of Ordinary Shares have been purchased and 90% thereafter (as amended). As a result of this pricing structure, Ionic may sell the Ordinary Shares it receives immediately after receipt of the Ordinary Shares, which could cause the price of our Ordinary Shares to decrease. These sales may have a further impact on the price of our Ordinary Shares.

General Risks

We have a history of operating losses, and we may not be able to sustain profitability; we have recently shifted our bitcoin mining business, and we may not be continuously successful in this business.

We only recently became profitable from our continuing bitcoin mining operations. We may again incur losses, as we continue to work to grow our bitcoin mining business. We were previously engaged in a peer to peer (“P2P”) online lending business in China. Starting on or about November 2019, we made a decision to diversify into the bitcoin mining business, as well as the car rental business in the United States, which plans concerning the car rental business were suspended as a result of the coronavirus pandemic. In September 2020, we disposed of our P2P and Chinese car rental business and decided to focus primarily on our bitcoin mining business. Currently, our operations are focused on our bitcoin mining business located at our bitcoin mining facilities in the United States and Canada. Our current business, including our growth strategy for our business, involves an industry that is itself new and evolving and is subject risks, many of which are discussed below. Even though we are currently operating profitability, we may not be able to sustain profitability in subsequent periods. See “Bitcoin Related Risks” below.

Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including the levels of our net revenues, expenses, net loss and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited bitcoin mining operating history. In May 2021 when the Chinese government targeted virtual currency mining and put pressure on Chinese banks and payment companies to restrict cryptocurrency transactions and otherwise signaled that China intended to further limit cryptocurrency mining within the country, we suspended operations in China and continued to migrate all of our remaining miners in China to the United States. Our results of operations for the second and third quarters of 2021 will be adversely affected by the material decrease in bitcoins mined during those periods, including, in part, due to the need to migrate and replace a portion of our miners. While we expect to have all migrated miners and any newly purchased ones operational during the fourth quarter of 2021 or first quarter of 2022, there can be no assurance we will achieve the level of profitability we experienced in late 2020 or the first quarter of 2021.

The results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of our ordinary shares. Factors that may cause fluctuations in our annual financial results include:

●	the amount and timing of operating expenses related to our new business operations and infrastructure;

●	fluctuations in the price of bitcoin; and

●	general economic, industry and market conditions.

We may be subject to penalties as a result of the Chinese government suspension of our P2P lending business

The Company is currently engaged in the bitcoin mining business, but, previously, we were primarily an online finance marketplace, or “peer-to-peer” lending company, in China that provided borrowers access to loans. On October 24, 2019, the Pudong Branch of the Shanghai Public Security Bureau (the “Bureau”) announced that it was conducting an investigation of Shanghai Dianniu Internet Finance Information Service Co. Ltd, which was a variable interest entity (VIE) of the Company, for suspected illegal collection of public deposits. The Bureau took criminal enforcement measures against 17 suspects in the case and detained at least six of those suspects. On March 24, 2020, the Bureau announced that it had transferred seven suspects to the procuratorates for criminal prosecution and took criminal action against 14 defendants, and is searching for our former CEO as of the date of this prospectus. While the Company has not been subject to any enforcement actions or investigations, nine persons, including a former director of the Company, have been found guilty of fund-raising fraud or illegally collecting public deposits by the People’s Court of Shanghai Pudong New District, and were sentenced to imprisonment and the confiscations and return of all the illegal gains, which may or may not include assets of the Company. The Company’s current management believes that its former Chief Financial Officer, as well as members of the VIE’s management, may have been the subject of these proceedings. As of the date of this prospectus, the final outcome of the investigation has not been published, and the impact of any such outcome on the Company cannot be estimated or determined with any certainty.

Pursuant to a Share Purchase Agreement dated September 8, 2020, the Company sold Point Cattle Holdings Limited, one of the Company’s subsidiaries, together with its subsidiaries and VIEs to an unaffiliated third party, and, following the disposition, the operations of its peer-to-peer lending business were classified as discontinued operations. As of the date of this prospectus, the spun-off subsidiaries and VIEs engaging in peer-to-peer lending business have no current or ongoing relationship with the Company. See Item 4 - “Information of the Company - Legal Proceedings” in our Annual Report on Form 20-F for the year ended December 31, 2020.

We have not received any administrative penalty for our historical peer-to-peer lending business as of the date of this prospectus. Nevertheless, uncertainties still exist since the PRC law system also contains government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. According to the newly-issued Regulations on the Prevention and Treatment of Illegal Fundraising, which came into force on May 1, 2021, no one shall benefit from illegal fund-raising. Even if there is no criminal offense, the PRC governmental authorities or regulators have the right to seal up, freeze and/or seize the related assets, and the PRC governmental authority also could mandatorily request the person/entity who commits illegal fund-raising or who assists the illegal fund-raising which could involve the Company, to return or sell related assets which could be those of the Company, at the current price to recover the funds that were illegally raised. In addition, although the Company is not responsible for any potential claims by customers with losses, the filing of any such claims and/or government investigations or proceedings against the Company or any of its affiliates, even if not justified, may create negative publicity and have a material adverse effect on the Company. If such situations occur, our business, financial condition and results of operations may be materially and adversely affected even though we disposed of our former VIE entities that were involved in the P2P lending business.

We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

Having recently exited China, we are seeking to enter bitcoin mining related business around the globe. However, we cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue ordinary shares, preferred shares or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing shareholders or provide rights to such preferred shareholders in priority over our ordinary shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our ordinary shares is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances in the bitcoin mining business. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our businesses;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets, in parts of the U.S., in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business; assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will achieve market acceptance or prove to be profitable.

The loss of any member of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel could adversely affect our business.

Our success and future growth will depend to a significant degree on the skills and services of our management team, including Mr. Bryan Bullett, our Chief Executive Officer, Mr. Erke Huang, our Chief Financial Officer, and Mr. Sam Tabar, our Chief Strategy Officer. We will need to continue to grow our management in order to alleviate pressure on our existing team and in order to continue to develop our business. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.

The loss of key members of management could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and the bitcoin industry. The market for highly qualified personnel in this industry is very competitive, and we may be unable to attract or retain such personnel. If we are unable to attract or retain such personnel, our business could be harmed.

We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

As a public reporting company, we are required to, among other things, maintain a system of effective internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Substantial work will continue to be required to further implement, document, assess, test and remediate our system of internal controls. As of December 30, 2020, our disclosure controls and procedures were not effective and management determined that we did not maintain effective internal control over financial reporting due to certain significant deficiencies and material weaknesses. Management is undertaking actions to remediate the material weaknesses, but there is no assurance they will be remediated this year. See Item 15 – “Controls and Procedures” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020.

If our internal control over financial reporting or our disclosure controls are not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our ordinary shares listing on Nasdaq could be suspended or terminated and our share price could materially suffer. In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

We are engaged in the mining of bitcoins and believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. The SEC’s July 25, 2017 Report expressed its view that digital assets may be securities depending on the facts and circumstances. As of the date of this prospectus supplement, we are not aware of any rules that have been proposed to regulate bitcoin as a security, and SEC staff have publicly suggested that bitcoin is not a security for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), because current purchasers of bitcoin are not relying on the essential managerial and entrepreneurial efforts of others to produce a profit. We cannot be certain, however, as to how future regulatory developments will impact the treatment of bitcoin under the law.

As a result of our investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to our operations.

The coronavirus pandemic is a serious threat to health and economic wellbeing affecting our employees, investors and our sources of supply, which could significantly disrupt our operations and financial results.

On March 11, 2020, the World Health Organization announced that COVID-19 infections had become pandemic, and, on March 13, 2020, the U.S. President declared a national emergency relating to the virus. There has been and continues to be widespread infection in the United States with a second wave now appearing in China and elsewhere, with the potential for catastrophic impact. Mandatory business closures have had catastrophic impacts on worldwide economies of uncertain duration.

We believe that our results of operations, business and financial condition has continuously been adversely impacted by the effects of the novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments may cause disruption to our mining activities. If an outbreak occurs near our mining factories, we may experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our mining consultants to perform their jobs. If we are unable to effectively service our miners, our ability to mine bitcoin will be adversely affected as miners go offline, which would have an adverse effect on our business and the results of our operations. The novel Coronavirus (COVID-19) or other disease outbreak will in the short-term, and may over the longer term, adversely affect the economies and financial markets of many countries, resulting in an economic downturn that may adversely affect demand for bitcoin and impact our operating results. Although the magnitude of the impact of the novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued global spread of the novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs. If we are unable to effectively service our miners, our ability to mine bitcoin will be adversely affected as miners go offline, which would have an adverse effect on our business and the results of our operations.

Our third-party manufacturers, suppliers, sub-contractors and customers have been and will continue to be disrupted by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our supply chain, shipments of parts for our existing miners, which are second-hand, as well as any new miners we purchase, may be delayed. As our miners require repair or become obsolete and require replacement, our ability to obtain adequate replacements or repair parts from their manufacturer may therefore be hampered. Supply chain disruptions could therefore negatively impact our operations. If not resolved quickly, the impact of the novel Coronavirus (COVID-19) global pandemic could have a material adverse effect on our business.

The effectiveness of the COVID-19 vaccine and vaccination programs remains to be verified worldwide, including against variants of the virus. The sweeping nature of the COVID-19 pandemic makes it extremely difficult to predict how the company’s business and operations will be affected in the longer run. So far, the likely overall economic impact of the pandemic is widely viewed as highly negative to the global economy.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We do not have any business interruption or disruption insurance coverage.

Currently, we do not have any business liability or disruption insurance to cover our operations, other than director’s and officer’s liability insurance. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

If we are unable to successfully continue our bitcoin mining business plan, it would affect our financial and business condition and results of operations.

Our previously announced growth strategy included the expansion of our operations to our upstream and downstream industries. In fiscal 2018, we set new financial targets to grow operating income, accelerate earnings per share growth faster than operating income growth and improve return on invested capital. In October 2019, we decided to enter the bitcoin mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

During the year ended December 31, 2020, we raised gross proceeds aggregating $5.2 million in cash and $14.6 million in U.S. digital coin in certain private placements, which enabled us to implement our new business strategy. However, we incurred net losses of approximately $1.9 million, $9.7 million and $3.5 million for the years ended December 31, 2020, 2019 and 2018, respectively. We also had negative cash flows from our operating activities of approximately $3.1 million, $1.3 million and $5.1 million for the years ended December 31, 2020, 2019 and 2018, respectively. We cannot assure you our business model will allow us to continue to generate positive cash, given our substantial expenses in relation to our revenue at this stage of our Company’s development. Our inability to offset our expenses with adequate revenue, will adversely affect our liquidity, financial condition and results of operations. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case. We expect to need additional cash resources in the future as we wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions in order to implement our business plan. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Bitcoin-Related Risks

Our results of operations are expected to be impacted by significant fluctuation of Bitcoin price

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$3,792 per coin as of December 31, 2018; US$7,220 per coin as of December 31, 2019; US$28,922 per coin as of December 31, 2020; to US$34,755 per coin as of June 30, 2021 according to Blockchain.info. According to the same source, from January 1, 2020 to date, the highest Bitcoin price was approximately US$63,558 per coin and the lowest was US$3,800 per coin.

We expect our results of operations to continue to be affected by the bitcoin price as most of our revenue is from bitcoin mining production as of the filing date of this prospectus. Any future significant reductions in the price of bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the bitcoin price will remain high enough to sustain our operation or that the bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the bitcoin price can have an immediate impact on the trading price of our ordinary shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the bitcoin price. For example, the usage of bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin’s price volatility. Additionally, the reward for bitcoin mining will decline over time, with the most recent halving event occurred in May 2020 and next one to occur four years later, which may further contribute to Bitcoin price volatility.

Our future success will depend in large part upon the value of bitcoin; the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results will depend in large part upon the value of bitcoin because it is the sole cryptocurrency we currently mine. Specifically, our revenues from our bitcoin mining operations are principally based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. We also receive transaction fees paid in bitcoin by persons engaged in transactions associated with new blocks that we mine. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin. Furthermore, our strategy currently focuses entirely on bitcoin (as opposed to other cryptocurrencies). Further, our current application-specific integrated circuit (“ASIC”) machines (which we refer to as “miners”) are principally utilized for mining bitcoin and bitcoin cash and cannot mine other cryptocurrencies, such as ether, that are not mined utilizing the “SHA-256 algorithm.” If other cryptocurrencies were to achieve acceptance at the expense of bitcoin or bitcoin cash (a variant form of bitcoin created in 2017 by a hard fork of the bitcoin blockchain) causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other bitcoin market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and shares of our ordinary shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, ether, or other cryptocurrencies, participate in blockchains or utilize similar bitcoin assets in China or other countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action, and they and other countries may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange them for fiat currency. In many nations, particularly in China and Russia, financial institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

In March 2021, the government of China’s Inner Mongolia Autonomous Region (“Inner Mongolia”), where the Company used to deploy miners, banned cryptocurrency mining in order to constrain growth in energy consumption. Other provinces in China where the Company deploys miners may do the same. The Company has suspended mining operation in China since June 21, 2021. On May 1, 2021, Order No. 737 of the State Council of the P.R.C. criminal administrative regulations titled “The Regulations on the Prevention and Treatment of Illegal Fund-Raising” became effective. These regulations provide that the government of provinces, autonomous regions and municipalities under the Central Government are responsible for the prevention and treatment of illegal fund-raising within their respective administrative areas. No ban has yet been issued in Beijing, and, so far, the data centers in Beijing are solely subject to diagnostic investigation to confirm whether or not they are engaged in bitcoin mining business. On May 21, 2021, the Financial Stability and Development Commission of the State Council of China proposed to “crack down on bitcoin mining and trading.” The Company then suspended its operations in China and continued to migrate all miners to the United States and Canada. Bitcoin production was significantly reduced in the second and third quarters of 2021. We expect to complete the migration in the third quarter and be fully operational with new miners in late 2021 or the first quarter of 2022.

The impact of government responses to miner activity is uncertain.

Because of environmental-impact concerns related to the potential high demand for electricity to support cryptocurrency mining activity, political concerns, and for other reasons, we may be required to cease mining operations in certain locations in the world without much or any prior notice by a national or local government’s formal or informal requirement or because of the anticipation of an impending requirement. For example, in recent months, certain localities in China have required the mining of cryptocurrencies to be discontinued on very short notice.

Any such government action or anticipated action could have a negative impact not only on the value of existing miners owned by us, but on our ability to purchase new miners and their prices. Such government action or anticipated action could also have a deleterious impact on the price of bitcoin. At a minimum, such events could result in an increase in the volatility of the price (both up and down) of bitcoin and the price and value of miners owned by us (both up and down). Any or all of these events could have a negative impact on our earnings.

Moreover, if we discontinue mining operations in one location in response to such government action or anticipated action, we likely would transfer miners to another location. However, this process would result in costs associated with the transfer to be incurred by us, as well as the transferred miners being off-line and not able to mine cryptocurrencies for some time. This could have an adverse impact on our earnings for such time-period.

Our mining operating costs outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly, and our expenses may increase in the future. We intend to use funds on hand and from shares sold under the registration statement of which this prospectus is a part to continue to purchase bitcoin mining machines. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

We have an evolving business model which is subject to various uncertainties.

As bitcoin assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The properties included in our mining network may experience damage, including damage that is not covered by insurance.

Our prior mining operations in China and current operations in the states of Texas, Nebraska and Georgia in the United States and Canada are, and any future mining sites we may establish will be, subject to a variety of risks relating to physical condition and operation, including, but not limited to:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, our mines could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster, the coronavirus or another pandemic, or by a terrorist or other attack. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirements of our mines, it would not be feasible to run miners on back-up power generators in the event of a power outage. We do not have any insurance to cover the replacement cost of any lost or damaged miners, or any interruption of our mining activities. In the event of an uninsured loss, such mines may not be adequately repaired in a timely manner or at all, and we may lose some or all of the future revenues anticipated to be derived from such mines.

If, pursuant to our hosting service contracts (the “Hosting Agreements”) with hosting service providers, hosting service providers cannot or will not supply sufficient electric power for us to operate our miners, we may be required to relocate some or all of our miners to an alternative facility, which may have a less advantageous cost structure and our business and results of operations may suffer as a result.

We have made a significant capital investment in purchasing second-hand miners in order to implement them rapidly to mine bitcoin at prices advantageous to us. Management believes, based on its knowledge of the industry, that the Hosting Agreements provide many advantages as opposed to other alternative arrangements. If we are required to deploy or move our miners from the current hosting service providers to other mining facilities, we may be forced to accept less advantageous terms. Further, during relocation to a new mining facility, we will not be able to operate our miners and therefore we will not be able to generate revenue.

If we are unable to secure sufficient power supply from the current hosting service providers, or if the current hosting service providers are unable to supply sufficient electric power, we may be forced to seek out alternative mining facilities. Should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

If our Hosting Agreements with the current hosting service providers in the U.S. and Canada are terminated, we may be forced to seek a replacement facility to operate our miners on acceptable terms; should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

If we are forced to relocate to a new mining facility, we may not be successful in identifying adequate replacement facilities to house our miners. Even if we do identify such facilities, we may not be able to secure use of those facilities at rates that are economically viable to support our mining activities. Relocating our miners, as we did to migrate from China, will require us to incur costs to transition to a new facility including, but not limited to, transportation expenses and insurance, downtime while we are unable to mine, legal fees to negotiate the new lease, de-installation at our current facility and, ultimately, installation at any new facility we identify. These costs may be substantial, and we cannot guarantee that we will be successful in transitioning our miners to a new facility. If we are required to move our miners, our business may suffer, and our results of operations would be expected to be materially adversely affected.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

●	governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to cryptocurrencies; and

●	negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within its jurisdiction.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses in our industry and in related industries have and may continue to have in finding banks and financial institutions willing to provide them services may now, and in the future, decrease the usefulness of cryptocurrencies as a payment system, harm public perception of cryptocurrencies and decrease their usefulness.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin and/or other bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

We may face risks of Internet disruptions, which could have an adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and our ability to mine cryptocurrencies.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other cryptocurrencies, which could increase the price of bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our ordinary shares. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Acceptance and/or widespread use of bitcoin is uncertain.

Currently, there is a relatively limited use of any bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for bitcoin transactions, process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers, or maintain accounts for persons or entities transacting in bitcoin. Conversely, a significant portion of bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines any bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoins we mine or otherwise acquire or hold for our own account.

Transactional fees may decrease demand for bitcoin and prevent expansion.

Currently, miners receive both rewards of new bitcoin and transaction fees paid in bitcoin by persons engaging in bitcoin transactions on the bitcoin blockchain for being the first to solve bitcoin blocks. As the number of bitcoins currency rewards awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the bitcoin network may transition from a set reward and transaction fees to solely transaction fees. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of the highest transaction fees. If transaction fees paid for bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoin as a means of payment and existing users may be motivated to switch from bitcoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoin that could adversely impact an investment in our securities. Decreased use of and demand for bitcoin may adversely affect its value and result in a reduction in the price of bitcoin and, consequently, the value of our ordinary shares.

The decentralized nature of the governance of bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many bitcoin systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of bitcoin systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our ordinary shares may be adversely affected.

There is a lack of liquid markets for cryptocurrencies, and blockchain/bitcoin-based assets are susceptible to potential manipulation.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our business strategy or operate at all, or to maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our bitcoins may be subject to loss, theft or restriction on access.

There is a risk that some or all of our bitcoins could be lost or stolen. Cryptocurrencies are stored in bitcoin sites commonly referred to as “wallets” by holders of bitcoins which may be accessed to exchange a holder’s bitcoin assets. Access to our bitcoin assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure from external attack than hot storage but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin assets. Moreover, cold storage may increase the risk of internal theft or malfeasance. We hold all of our cryptocurrencies in cold storage to reduce the risk of external malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated. If any of our bitcoin were lost or stolen, it is unlikely that we would ever be able to recover such bitcoin.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of bitcoins. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may suffer significant and adverse effects due to hacking or one or more adverse software events.

In order to minimize risk, we have established processes to manage wallets that are associated with our bitcoin holdings. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our bitcoin due to an adverse software or cybersecurity event. We utilize several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.

At present, the Company is evaluating several third-party custodial wallet alternatives, but there can be no assurance that such services will be more secure than those the Company presently employs. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. If our security procedures and protocols are ineffectual and our bitcoin assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise and we may lose much of the accumulated value of our bitcoin mining activities. This would have a material adverse impact on our business and operations.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to affect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a bitcoin or a theft thereof generally will not be reversible, and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. We are, therefore, presently reliant on existing private investigative entities, such as Chain Analysis and Kroll to investigate any potential loss of our bitcoin assets. These third-party service providers rely on data analysis and compliance of ISPs with traditional court orders to reveal information such as the IP addresses of any attackers who may have targeted us. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Our interactions with a blockchain and mining pools may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distributive ledger technology.

The Office of Financial Assets Control of the US Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list or from countries on OFAC’s sanctioned countries’ list. We also rely on a third party mining pool service provider for our mining revenue payments and other participants in the mining pool, unknown to us, may also be persons from countries on OFAC’s SDN list or from countries on OFAC’s sanctioned countries list. Our Company’s policy prohibits any transactions with such SDN individuals or persons from sanctioned countries, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling bitcoin assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our ordinary shares.

Our reliance primarily on a few models of miners may subject our operations to increased risk of mine failure.

The performance and reliability of our miners and our technology is critical to our reputation and our operations. Because we currently use MicroBT, Bitmain and Innosilicon miners, if there are issues with those machines, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to MicroBT, Bitmain and Innosilicon miners affects all our miners, if a defect other flaw is exploited, our entire mine could go offline simultaneously. Any interruption, delay or system failure could result in financial losses, a decrease in the trading price of our ordinary shares and/or damage to our reputation.

The Company’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on the Company’s operations.

We use third–party mining pools to receive our mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses.

The digital assets held by us are not insured. Further, banking institutions will not accept our digital assets and they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate (currently, Nebraska, Georgia and Texas), we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the U.S. completely. Any such action would be expected to materially adversely affect our operations.

Current regulation of the exchange of bitcoins under the CEA by the CFTC is unclear; to the extent we become subject to regulation under the CFTC in connection with our exchange of bitcoin, we may incur additional compliance costs, which may be significant.

Current legislation, including the Commodities Exchange Act of 1936, as amended (the “CEA”) is unclear with respect to the exchange of bitcoins. Changes in the CEA or the regulations promulgated thereunder, as well as interpretations thereof and official promulgations by the Commodity Futures Trading Commission (“CFTC”), which oversees the CEA, may impact the classification of bitcoins and therefore may subject them to additional regulatory oversight by the CFTC.

Presently, bitcoin derivatives are not excluded from the definition of a “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator or as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to curtail our U.S. operations. Any such action would be expected to materially adversely affect our operations. As of the date of this prospectus, no CFTC orders or rulings are applicable to our business.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies is essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many bitcoin networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. Participants in the bitcoin ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of bitcoin transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking bitcoin markets.

The global market for bitcoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in cryptocurrencies or tracking bitcoin markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect bitcoin prices and therefore affect the value of the bitcoin inventory we hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Because there has been limited precedent set for financial accounting of bitcoin and other bitcoin assets, the determination that we have made for how to account for bitcoin assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting of cryptocurrencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC, it is unclear how companies may in the future be required to account for bitcoin transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change our accounting methods and restate our financial statements. Such a restatement could adversely affect the accounting for our newly mined bitcoin rewards and more generally negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which would have a material adverse effect on our business, prospects or operations as well as and potentially the value of any cryptocurrencies we hold or expects to acquire for our own account and harm investors.

There are risks related to technological obsolescence, the vulnerability of the global supply chain for bitcoin hardware disruption, and difficulty in obtaining new hardware which may have a negative effect on our business.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining cryptocurrencies are lower than the price of a bitcoin. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. To date, we have purchased second-hand miners from third parties. The degradation of our miners will require us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market. Reports have been released which indicate that miner manufacturer or seller adjusts the prices of its miners according to bitcoin prices, so the cost of new machines is unpredictable but could be extremely high. As a result, at times, we may obtain miners and other hardware from third parties at premium prices, to the extent they are available. This upgrading process requires substantial capital investment, and we may face challenges. Further, the global supply chain for bitcoin miners is presently heavily dependent on China. The global reliance on China as a main supplier of bitcoin miners has been called into question in the wake of the COVID-19 pandemic. Should similar outbreaks or other disruptions to the China-based global supply chain for bitcoin hardware on the spot market or otherwise occur, we may not be able to obtain adequate replacement parts for our existing miners or to obtain additional miners from the manufacturer or third parties on a timely basis. Such events could have a material adverse effect on our ability to pursue our business strategy, which could have a material adverse effect on our business and the value of our ordinary shares.

The bitcoin for which we mine, is subject to halving; the bitcoin reward for successfully uncovering a block will halve several times in the future and their value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for bitcoin occurred in May 2020 at block 630,000 when the reward was reduced to 6.25. This process will reoccur until the total amount of bitcoin currency rewards issued reaches 21 million, which is expected around 2140. If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease our mining operations. Halving may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine, whether now or in the future, or otherwise acquire or hold for our own account. While bitcoin prices have had a history of price fluctuations around the halving of its bitcoin rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of bitcoin does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

The impact of social media and influencers on the price for cryptocurrencies is uncertain.

Renowned persons, including social media influencers, may publicly discuss their holdings (or the holdings of companies with which they are affiliated) of bitcoin or their intent to buy or sell large quantities of bitcoin. This may have a dramatic impact on the price of bitcoin, both up and down. At a minimum, these public statements delivered through social media, such as Twitter, may cause the price of bitcoin to experience significant volatility. These episodes could have a material adverse impact on the value of our bitcoin holdings as well as the prices of bitcoin that we may sell.

We may not be able to realize the benefits of forks.

To the extent that a significant majority of users and miners on a bitcoin network install software that changes the bitcoin network or properties of a bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin, the bitcoin network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the bitcoin network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the bitcoin running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a bitcoin, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular bitcoin could adversely affect an investment in our Company or our ability to operate.

We may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect an investment in our securities. If we hold a bitcoin at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For instance, we may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to our holdings in the old asset, or that the costs of taking possession and/or maintaining ownership of the new bitcoin exceed the benefits of owning the new bitcoin. Additionally, laws, regulation or other factors may prevent us from benefitting from the new asset even if there is a safe and practical way to custody and secure the new asset.

There is a possibility of bitcoin mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our shares.

The protocol pursuant to which transactions are confirmed automatically on the bitcoin blockchain through mining is known as proof of work. Proof of stake is an alternative method in validating cryptocurrency transactions. Should the bitcoin algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our bitcoin mining operations, may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain form this as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This may additionally have an impact on other various investments of ours. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market, thereby constraining growth of the price of bitcoin that could adversely impact us, and similar actions could affect other cryptocurrencies.

Over the past several years, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of bitcoin. To the extent the price of bitcoin declines and such profit margin is constrained, professionalized miners are incentivized to more immediately sell bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin greatly increases the trading volume of bitcoin, creating downward pressure on the market price of bitcoin rewards.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a bitcoin network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us or our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a bitcoin, it may be able to alter blockchains on which transactions of bitcoin reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power will increase because the botnet or malicious actor could compromise more than 50% mining pool and thereby gain control of blockchain, whereas if the blockchain remains decentralized it is inherently more difficult for the botnet of malicious actor to aggregate enough processing power to gain control of the blockchain, may adversely affect an investment in our ordinary shares. Such lack of controls and responses to such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a bitcoin or other bitcoin mine can require massive amounts of electrical power. Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a bitcoin are lower than the price of a bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. According to PRC Provisions on Supply and Use of Electricity (revised in 2019), excessive use of electricity or failure to use electricity in accordance with the contract may result in stop of the power supply. Additionally, our miners could be materially adversely affected by a power outage. PRC Electricity Law forbids users to build power plants without permission of Electric Department of the State Council. Given the power requirement, it would not be feasible to run miners on back-up power generators or purchase power from personal power plants in the event of a government restriction on electricity or a power outage.

Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for bitcoin mining activities in that jurisdiction. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our ordinary shares.

Risks Involving Intellectual Property

We rely upon licenses of third party intellectual property rights and may be unable to protect our software codes.

We actively use specific hardware and software for our bitcoin mining operation. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, the Company intends to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for purposes of our cryptocurrency mining operation. Our open source licenses may not afford us the protection we need to protect our intellectual property.

Our internal systems rely on software that is highly technical, and, if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. See “Business-Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights” in our Annual Report on Form 20-F for the year ended December 31, 2020. Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Risks Related to Doing Business in China

Pursuant to laws and regulations of PRC, there are two ways for foreign legal persons/entities to be considered to be engaging in operation activities within the territory of China. One way is to establish a foreign-invested enterprise, that is incorporated, according to Foreign Investment Law of PRC, within the territory of China and that is wholly or partly invested by a foreign investor. The organization form, institutional framework and standard of conduct of a foreign-invested enterprise are subject to the provisions of the Company Law of the PRC and the Partnership Enterprise Law of the PRC and other law related regulations. Another way to be deemed to be operating within China is to complete the approval and registration procedures with the relevant regulatory authorities in accordance with the provisions of Administrative Measures for the Registration of Enterprises of Foreign Countries (Regions) Engaging in Production and Operation Activities within the Territory of China (Revised in 2020), or Order No.31. Notwithstanding the fact that we no longer have operations in China, our prior operations may subject us to the statutes and regulations of China.

There are risks to foreign investors in Chinese companies.

The Chinese government implements the management systems of pre-establishment national treatment and negative list for foreign investment. Pre-establishment national treatment refers to the treatment given to foreign investors and their investments during the investment access stage, which is not lower than that given to their domestic counterparts; negative list refers to special administrative measures for the access of foreign investment in specific fields as stipulated by the Chinese government. The Chinese government shall give national treatment to foreign investment beyond the negative list.

Pursuant to the Special Administrative Measures for Access of Foreign Investment (2020 Edition), or the 2020 Edition Negative List, issued by The Ministry of Commerce of the PRC (the “MOFCOM”) and the NDRC on June 23, 2020 which came into effect on July 23, 2020, our bitcoin mining business does not fall into the Negative List and is permitted for foreign investment as of the date hereof. The Negative List will be revised from time to time.

We may be subject to fines and penalties for not registering in China to do business.

According to Registration of Enterprises of Foreign Countries (Regions) Engaging in Production and Operation Activities within the Territory of China (“Order No.31”), foreign enterprises engaged in profit-making activities in China shall apply to the provincial market regulatory administration, or the registration authorities, for registration upon the approval of the State Council and the competent agencies authorized by the State Council, or the approving authorities. Without the approval of the approving authorities and the registration approval of the registration authorities, foreign enterprises may not conduct any production and operation activities within the territory of China, and foreign enterprises engaging in profit-making activities without proper authority may be subject to penalties, such as warnings, fines, confiscation of illegal income or suspension of business for rectification on a case-by-case basis.

Our business in China was not carried out through any Chinese subsidiaries. In China, we made profits from mining equipment stored in facilities directly leased by Bit Digital Hong Kong. Bit Digital Hong Kong did not provide cloud mining services or similar services to any third parties.

The PRC government department does have the authority to issue licenses or approval in some industries directly to foreign companies, including Hong Kong companies, which has been provided in Order No. 31. A foreign company, including a Hong Kong company, is permitted to be engaged in production and operation within China in two ways--one is to obtain the license or approval, and the other is to establish a subsidiary in the territory of China, otherwise it may lead to a punishment of a warning, fine, confiscation of income and/or suspension of business for rectification. Furthermore, although Hong Kong is one of the special administrative districts of the PRC, generally, from the perspective of foreign investment supervision, Hong Kong companies are treated as foreign companies, and most of the laws and regulations related to the foreign investment also apply to Hong Kong. Considering that Bit Digital Hong Kong had already been engaged in Bitcoin mining activities in the territory of China, and that Bit Digital Hong Kong had not obtained business licenses in relevant provinces, it would be much more difficult for Bit Digital Hong Kong to obtain licenses directly than to establish a subsidiary in PRC. From the perspective of compliance, the Company decided to initiate the process of forming a subsidiary to undertake operational activities in PRC. Bit Digital Hong Kong had not obtained business licenses in relevant provinces where Bit Digital Hong Kong used to carry out business, which may lead to a punishment of warning, fine, confiscation of income and/or suspension of business for rectification.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Although we are in the process of completing the migration of miners to the United States and/or Canada, our bitcoin mining business is worldwide. We expect to continue to purchase bitcoin miners on the spot market in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole. In March 2021, the government of China’s Inner Mongolia, where the Company used to deploy miners, banned cryptocurrency mining in order to constrain growth in energy consumption. On May 21, 2021, the Financial Stability and Development of the State Council of China proposed to “crack down on bitcoin mining and trading.” On June 9, 2021, Xinjiang Changji Hui Autonomous Prefecture Development and Reform Commission issued a notice on the immediate shutdown of enterprises engaged in virtual currency mining. According to media reports, all enterprises engaged in Bitcoin mining in Sichuan province were cut off from power in late June.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, and in particular in 2020 as a result of COVID-19, China’s economic growth slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes, and prior court decisions have limited precedential value. Since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

China is one of the jurisdictions to implement strict foreign exchange control. As a matter of fact, the free flow of bitcoin blurs the boundary of foreign exchange control. in some public speeches, officials of the Chinese State Administration of Foreign Exchange (“SAFE”) have expressed concerns about the challenges of cryptocurrency to foreign exchange control. In the event regulators believe that the circulation of bitcoin has a significant adverse impact on financial security, they may restrict the trading of bitcoin, as they have done with the mining businesses, in its jurisdiction.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

In addition to the unified policies at the national level, the attitudes of the Chinese local or provincial governments towards mining enterprises have also changed from time to time. In recent years, local governments in Inner Mongolia, Sichuan and Xinjiang have taken action to inspect and clean up mining enterprises in their jurisdictions. These actions caused us to commence migration of miners out of China in October 2020.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed under “Business-Regulation” in our Annual Report on Form 20-F, and certain other regulations and rules concerning mergers and acquisitions established additional procedures and requirements in PRC that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014, that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

Failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Some of our shareholders, who directly or indirectly hold shares in our Company and who were known to us as being PRC residents, have completed the foreign exchange registrations required in connection with our recent corporate restructuring. The remaining shareholders who directly or indirectly hold shares in our Company and who are known to us as being PRC residents are currently processing such registrations.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations because our company is an overseas listed company. Failure to complete the SAFE registrations may subject them to fines and legal sanctions. See “Regulation-Regulations on Stock Incentive Plans” in our Annual Report on Form 20-F for the year ended December 31, 2020.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, (partly amended) which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation — People’s Republic of China Taxation” in our Registration Statement on Form F-1 (No. 333-254060). However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations or to otherwise provide information. While the Company will comply with requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the unpredictability of the Chinese enforcers, and may therefore be impossible to facilitate.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on the indirect transfer of equity in the past and potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 to replace some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Nonresident Enterprise Income Tax at Source, or SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax. SAT Circular 698 was repealed from the date SAT Circular 37 was enacted.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions and may be subject to withholding obligations if our company is transferee in such transactions, under Circular 7 and/or SAT Circular 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

To date, a large portion of our revenues and expenditures have been denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets. Our reporting currency is the U.S. dollar while the functional currency for our future PRC subsidiary and consolidated variable interest entity is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. Periodic remeasurements have caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We have received substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our future PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. Therefore, our ability to support any operating and capital expenditure commitments in China will depend upon our obtaining approval from or registration with appropriate governmental authorities. The PRC government may also at its discretion restrict access in the future to foreign currencies or current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends to our shareholders.

Risks Related to Our Ordinary Shares

The trading price of our ordinary shares is subject to pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-bitcoin assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, factors over which we have little or no influence or control.

Other factors that could cause volatility in the market price of our ordinary shares include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain and bitcoin and other cryptocurrencies;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	sales of our ordinary shares by our officers, directors or significant shareholders;

●	other actions taken by our shareholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	issuance of new or changed securities analysts’ reports or recommendations regarding us;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours;

●	the prospects of the industry in which we operate;

●	speculation or reports by the press or investment community with respect to us or our industry in general;

●	the level of short interest in our shares; and

●	other risks, uncertainties and factors described in our Annual Report on Form 20-F.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of our ordinary shares. When the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer, and we have been impacted in that way. See Item 4 - “Information on the Company - Legal Proceedings” in our Annual Report on Form 20-F for the year ending December 31, 2020 and the risk factor below titled “We are defendants in securities class action litigation which could result in substantial costs and liabilities for the Company.” We, and some of our current and former officers and directors, have been named as parties to various lawsuits arising out of, or related to, allegedly false and misleading statements made in prior securities filings, and those lawsuits could adversely affect us, require significant management time and attention, result in significant legal expenses or damages, and cause our business, financial condition, results of operations and cash flows to suffer.”

Our Chief Financial Officer and Chairman currently have voting power to control all significant corporate actions.

Erke Huang, our Chief Financial Officer and a director, and Zhahui Deng, our Chairman of the Board, collectively beneficially own 1,000,000 preferred shares, each having fifty (50) votes, which equals approximately 93% of the voting power of our outstanding shares as of June 30, 2021 or approximately 48% of all votes cast. The Board authorized the exchange by Messrs. Huang and Deng of 1,000,000 ordinary shares for an equivalent number of preferred shares, in the form of a poison pill, to enable them to carry out the Company’s business plan without the threat of a hostile takeover. Nevertheless, as a result of their shareholdings, Mr. Huang and Mr. Deng may be able to control the vote over decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, the election of directors, and other significant corporate actions. They may also take action that is not in the best interests of our other shareholders. This concentration of voting power may discourage or delay our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of the sale of our Company and might reduce the market price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

We may be unable to comply with the applicable continued listing requirements of the Nasdaq Capital Market, which may adversely impact our access to capital markets and may cause us to default certain of our agreements.

Our ordinary shares are currently traded on the Nasdaq Capital Market. Nasdaq rules require us to maintain a minimum closing bid price of $1.00 per ordinary share. The closing bid price of our ordinary shares fell below $1.00 per share for 30 consecutive trading days in November 2019, so we were not in compliance with Nasdaq’s rules for listing standards. Although we regained compliance, there can be no assurance we will continue to meet the minimum bid price requirements or any other Nasdaq requirements in the future, in which case our ordinary shares could be delisted.

In the event that our ordinary shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our ordinary shares could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the OTC. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ordinary shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. In addition, our ability to raise additional capital may be severely impacted if our shares are delisted from Nasdaq, which may negatively affect our business plans and the results of our operations.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We may not obtain or maintain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our shares, adversely change their recommendations from time to time and/or provide more favorable relative recommendations about our competitors. If analysts who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose (or never gain) visibility in the financial markets, which in turn could cause the share price of our ordinary shares or trading volume to decline. Moreover, if our operating results do not meet the expectations of the investor community, one or more of the analysts who cover our Company may change their recommendations regarding our Company, and our share price could decline.

Our ordinary shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our ordinary shares may become “thinly-traded”, meaning that the number of persons interested in purchasing our ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we may not be well-known to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that, even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow a relatively unknown company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our ordinary shares may not develop or be sustained.

We are defendants in securities class actions litigation which could result in substantial costs and liabilities for the Company.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. On January 20, 2021, a securities class action lawsuit was filed against the Company and its Chief Executive Officer and Chief Financial Officer titled Anthony Pauwels v. Bit Digital, Inc., Min Hu and Erke Huang (Case No. 1:21-cv-00515) (U.S.D.C. S.D.N.Y.). The class action was brought on behalf of persons that purchased or acquired our ordinary shares between December 21, 2020 and January 8, 2021, a period of volatility in our shares, as well as volatility in the price of bitcoin. We believe the complaints are based solely upon a research article issued on January 11, 2021, which included false claims and to which the Company responded in a press release filed on Form 6-K on January 19, 2021. On April 29, 2021, the Court consolidated several related cases under the caption In re Bit Digital, Inc. Securities Litigation. Joseph Franklin Monkam Nitcheu was appointed as lead plaintiff. On July 6, 2021, the lead plaintiff filed a consolidated class action complaint (the “Amended Complaint”). The Amended Complaint was still based upon the January 11, 2021 research article and included additional information concerning our previously discontinued peer to peer lending business. While the outcome is uncertain at this early point in time, we intend to seek dismissal of the lawsuit and will vigorously defend the action.

We have not paid dividends in the past and do not anticipate paying cash dividends in the foreseeable future.

We have never declared or paid any cash dividends with respect to our ordinary shares and do not intend to pay any cash dividends in the foreseeable future. We currently plan to retain any future earnings to cover operating costs and otherwise fund the growth of our business. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our ordinary shares as a dividend. As a result, capital appreciation, if any, of our ordinary shares will be the sole source of gain for the foreseeable future. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which a shareholder purchased such shareholder’s shares.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Act (Revised) of the Cayman Islands and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws. It may be difficult for a shareholder to enforce against us judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. See “Description of Share Capital – Provisions in Corporate Law” below.

We are currently a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to United States domestic public companies.

We are currently a foreign private issuer within the meaning of the rules under the Exchange Act and expect to remain as such through at least 2021. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction; and.

●	we file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. As a result of our reduced reporting requirements, our shareholders may not have access to certain information they may deem important.

We are an “emerging growth company” within the meaning of the Securities Act, and we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make it more difficult to compare our performance with other public companies and make our ordinary shares less attractive to investors.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. We have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that, when a financial accounting standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Because of these lessened regulatory requirements, our shareholders are left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares, and our share price may be more volatile.

We incur significant costs as a result of being a public company and will continue to do so in the future, particularly after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as set forth above, and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) ending December 31, 2023, or (b) in which we have a total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. If we are no longer an emerging growth company, we will incur additional costs which could have a material adverse effect on our financial condition.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of any assets held for the production of passive income, it is possible that, for any taxable year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company” in our Registration Statement on Form F-1 (No. 333-254060).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 20-F and any subsequent Current Reports on Form 6-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, a portion of our operations are conducted outside of the United States, and a portion of our assets are located outside the United States. All of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company located at 19 West 44th Street, Suite 201, New York, New York 10036, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholder. However, we may receive proceeds of up to $47,000,000 from the sale of Ordinary Shares to Ionic under the Purchase Agreement, from time to time in our discretion after the date the registration statement of which this prospectus is a part is declared effective and the other conditions in the Purchase Agreement have been satisfied. The net proceeds received from Ionic under the Purchase Agreement will be used for working capital and general corporate purposes, including, but not limited to, the purchase of bitcoin miners.

THE IONIC PURCHASE AGREEMENT TRANSACTION

General

On January 11, 2021, the Company entered into the Purchase Agreement, as amended and restated on July 30, 2021, with Ionic (also herein referred to as the “Investor”) whereby we have the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $80,000,000 worth of Ordinary Shares. Sales of Ordinary Shares by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on May 20, 2021(“Commencement Date”). As of July 13, 2021, the Company had sold to the Investor, an aggregate of 5,576,725 of Ordinary Shares plus 139,417 Commitment Shares (as defined below) were issued, for an aggregate price of $33,000,000. This prospectus is part of a second registration statement regarding the remaining $47,000,000 of Ordinary Shares the Company may sell to the Investor under the Purchase Agreement.

Actual sales of Ordinary Shares to Ionic under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for the Company and its operations. We expect that any net proceeds received by the Company from such sales to Ionic will be used for working capital and general corporate purposes.

The purchase price of the Ordinary Shares purchased by the Investor under the Purchase Agreement will be derived from prevailing market prices of the Company’s Ordinary Shares immediately preceding the time of sale. The Company will control the timing and amount of future sales, if any, of Ordinary Shares to the Investor. The Investor has no right to require the Company to sell any Ordinary Shares to the Investor, but the Investor is obligated to make purchases as the Company directs, subject to certain conditions.

The Purchase Agreement and the Registration Rights Agreement (the “RRA”) each contains representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to the Investor under the Purchase Agreement may be limited, to the extent applicable, by Nasdaq and SEC rules.

Ionic may not assign or transfer its rights and obligations under the Purchase Agreement.

Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell Ordinary Shares to Ionic under the Purchase Agreement, we may need to register additional Ordinary Shares in order to receive aggregate gross proceeds equal to the $80,000,000 total commitment available to us under the Purchase Agreement.

Of the 20,000,000 Ordinary Shares being registered herein under the Purchase Agreement, up to 19,305,000 shares may be issued and sold for cash to Ionic, up to 495,000 shares (2.5% of the number of shares sold for cash) may be issued to Ionic for no consideration as Commitment Shares or Additional Commitment Shares and 200,000 shares as Settlement Shares (as described below).

Purchase of Shares under the Purchase Agreement

Under the Purchase Agreement, from and after the Commencement Date, the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct the Investor to purchase up to the lesser of (i) $2,500,000 in Ordinary Shares; and (ii) 75% of the average dollar volume of Ordinary Shares for the lowest 8 of 10 Trading Days prior to providing notice to the Investor. The Company may effect a regular purchase at the Regular Purchase Price equal to 85% of the arithmetic average of the three (3) lowest volume weighted average prices (“VWAP”) calculated for the period five (5) Trading Days prior to and ending five (5) Trading Days after delivery of pre-settlement purchase shares (the “Regular Purchase Measurement Period”) based on an estimate and true-up. The Company may also effect an alternate purchase at the Alternate Purchase Price equal to 80% of the arithmetic average of the VWAPs calculated for the period on and ending five (5) Trading Days after delivery of pre-settlement shares (the “Alternate Purchase Measurement Period”) based on an estimate and true-up, until an aggregate of $40,000,000 of Ordinary Shares have been purchased. Under the Amended and Restated Purchase Agreement, the Alternative Purchase Price percentage shall be automatically adjusted to 90% after $40,000,000 in Ordinary Shares have been purchased under the Purchase Agreement, which shall not include, for the avoidance of any doubt, any commitment, default, penalty or settlement shares issued or issuable pursuant to the Transaction Documents.

The Company may deliver a notice to the Investor for a regular purchase or an alternate purchase as often as every business day, so long as (i) on any such notice date, the closing sale price of the Ordinary Shares is not below the Floor Price (initially set at $1.00 per ordinary share, subject to customary adjustments), (ii) shares for all prior regular purchases and alternate purchases have theretofore been received by the Investor in accordance with the Purchase Agreement, and (iii) no current Regular Purchase Measurement Period or Alternate Purchase Measurement Period is running (unless, with respect to regular purchases only, the Company and the Investor mutually agree otherwise in writing). Notwithstanding the foregoing, the Company shall not deliver a regular purchase or alternate purchase notice to the Investor if an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing.

In all instances, the Company may not sell Ordinary Shares to the Investor under the Purchase Agreement if it would result in the Investor beneficially owning more than 4.99% of the outstanding Ordinary Shares. Under applicable rules of the Nasdaq Capital Market, the Company, as a Foreign Private Issuer, has elected to follow home country practice and does not require shareholder approval in the event that issuances under the Purchase Agreement exceed twenty (20%) percent or more of the Ordinary Shares outstanding immediately prior to the execution of the Purchase Agreement.

Other than as summarized above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of Ordinary Shares to Ionic.

Commitment Shares

In connection with each Regular Purchase and Alternate Purchase, the Company shall issue to Ionic a number of additional Ordinary Shares (the “Commitment Shares”) equal to the product of (x) the number of Ordinary Shares sold to Ionic and (y) 2.5%, as a commitment fee for no additional consideration. Up to 495,000 shares are being registered hereunder as Commitment Shares, of which 125,000 shares may be issued as Additional Commitment Shares to satisfy the Additional Commitment Fee as described below.

Our Termination Rights

We have the right in our sole discretion, at any time, for any reason, to give notice to Ionic to terminate the Purchase Agreement. If the Company has sold less than $40,000,000 to the Investor under the Purchase Agreement, the Company shall pay an additional commitment fee of $1,000,000 (the “Additional Commitment Fee”), which shall be payable either in cash or in Ordinary Shares at a price equal to 100% of the Closing Price on the date immediately preceding the date of receipt by the Investor of the Company Termination Notice (such shares, the “Additional Commitment Shares”) at the Company’s discretion, within two (2) Trading Days after a Company Termination Note is received by the Investor; provided, however, that the Additional Commitment Fee shall be reduced by the aggregate Purchase Amount previously sold hereunder prior to the Company Termination Notice multiplied by 2.5%. Up to 125,000 of the Commitment Shares being registered hereunder may be issued as Additional Commitment Shares to satisfy the Additional Commitment Fee under the terms of the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus is made a part lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or this prospectus is unavailable to the Investor for resale of any or all of the Ordinary Shares issuable under the Purchase Agreement registered hereunder, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

●	the suspension of our Ordinary Shares from trading on the Nasdaq Capital Market for a period of one (1) business day, provided that the Company may not direct the Investor to purchase any Ordinary Shares during any such suspension;

●	the delisting of the Ordinary Shares from the Nasdaq Capital Market, provided, however, that the Ordinary Shares are not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, or the NYSE Arca (or nationally recognized successor to any of the foregoing);

●	the failure for any reason by Company or its transfer agent to deliver, as DWAC shares, (i) the pre-settlement purchase shares or the pre-settlement alternate purchase shares (as applicable) to the Investor within two (2) trading days after the regular purchase notice date or alternate purchase notice date (as applicable), (ii) the settlement regular purchase shares or settlement alternate purchase shares (as applicable) to the Investor within two (2) trading days after the Regular Purchase Measurement Period or Alternate Purchase Measurement Period (as applicable), or (iii) the Commitment Shares to which Investor is entitled hereunder in connection with a regular purchase or alternate purchase within two (2) trading days after the Regular Purchase Measurement Period or Alternate Purchase Measurement Period (as applicable);

●	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document (as defined in the Purchase Agreement), and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive business days;

●	if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law for so long as such proceeding is not dismissed;

●	if the Company is at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the Company for all or substantially all of its property, or (iii) orders the liquidation of the Company or any subsidiary for so long as such order, decree or similar action remains in effect; or

●	if at any time the Company is not eligible to transfer its Ordinary Shares as DWAC shares.

In addition to any other rights and remedies under applicable law and the Purchase Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any regular purchase notice or alternate purchase notice.

No Short-Selling or Hedging by Ionic

The Investor agrees that beginning on the date of the Purchase Agreement and ending on the date of termination of this Agreement, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or RRA other than a prohibition on entering into a “Variable Rate Transaction” as defined in the Purchase Agreement. The Company has agreed, among other things, to issue 200,000 ordinary shares (which shall constitute Purchase Shares under the Purchase Agreement) to Ionic, in consideration of a one-time waiver of the prohibition on Variable Rate Transactions contained in Section 5(m) of the Purchase Agreement, with regard to the Company entering into an at the market offering agreement with H.C. Wainwright on July 15, 2021 and disclosing the same in the prospectus supplement portion of the Company’s registration statement (File No.: 333-257934) on Form F-3 on July 15, 2021.

Dilutive Effect of Performance of the Purchase Agreement on Our Shareholders

All 20,000,000 Ordinary Shares registered in this offering which may be issued or sold by us to Ionic under the Purchase Agreement and RRA are expected to be freely tradable. This is in addition to 6,412,500 Ordinary Shares previously registered for Ionic (Registration Statement No. 333-254060) It is anticipated that the Ordinary Shares registered in this offering will be sold over a period of up to 36 months from May 20, 2021. The sale by Ionic of a significant amount of Ordinary Shares registered in this offering at any given time could cause the market price of our Ordinary Shares to decline and to be highly volatile. Sales of Ordinary Shares to Ionic, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Ionic all, some or none of the additional Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement.

Issuances of our ordinary shares in this offering will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of Ordinary Shares that our existing stockholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuance to Ionic. If and when we do sell Ordinary Shares to Ionic, after Ionic has acquired those shares (and related Commitment Shares and/or Additional Commitment Shares), Ionic may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Ionic by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of Ordinary Shares. In addition, if we sell a substantial number of Ordinary Shares to Ionic under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Ordinary Shares or the mere existence of our arrangement with Ionic may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Ordinary Shares to Ionic and the Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled Our Termination Rights above).

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Ionic to purchase up to $80,000,000 of Ordinary Shares. Depending on the price per share at which we sell our Ordinary Shares to Ionic pursuant to the Purchase Agreement, we may need to sell to Ionic under the Purchase Agreement more Ordinary Shares than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $80,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act additional Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for resale by Ionic under this prospectus is dependent upon the number of Ordinary Shares we direct Ionic to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Ionic from our sale of the remaining $47,000,000 of Ordinary Shares to Ionic under the Purchase Agreement at varying purchase prices:

Assumed Purchase Price Per Purchase Share (1)		Number of Ordinary Shares to be Issued if Full Purchase (2)	Percentage of Outstanding Ordinary Shares After Giving Effect to the Issuance to Ionic (3)	Proceeds from the Sale of Ordinary Shares to Ionic Under the Purchase Agreement
$4.73	(1)	9,940,778	15.4%	$47,000,000
$5.00		9,400,000	14.7%	$47,000,000
$8.00	(4)	5,875,000	9.7%	$47,000,000
$10.00		4,700,000	7.9%	$47,000,000
$15.00		3,133,333	5.4%	$47,000,000

(1)	For the avoidance of any doubt, this price would reflect the Regular Purchase Price ($4.728) or Alternate Purchase Price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Purchase Agreement.

(2)	We are registering up to 20,000,000 Ordinary Shares which are issuable pursuant to the Purchase Agreement which represents: (i) up to 19,300,000 shares which may be issued and sold to Ionic in the future under the Purchase Agreement for cash if and when we sell Purchase Shares to Ionic under the Purchase Agreement; (ii) up to 500,000 (2.5% of total number of shares sold for cash) shares for no consideration as Commitment Shares or Additional Commitment Shares which may be issued to Ionic in the future for no consideration, and which may or may not cover all the Purchase Shares we ultimately sell to Ionic under the Purchase Agreement, depending on the purchase price per Purchase Share; and (iii) 200,000 Settlement Shares. As a result, we have included in this column only those Ordinary Shares that we are registering under this prospectus, without regard for the beneficial ownership cap of 4.99%.

(3)	The denominator is based on 54,605,086 shares outstanding as of July 28, 2021, adjusted to include the issuance of the number of Ordinary Shares set forth in the adjacent column which we would have issued to Ionic based on the applicable assumed average purchase price per Purchase Share.

(4)	The closing sale price of our Ordinary Shares on the Nasdaq Capital Market on July 28, 2021.

DILUTION

The sale of our Ordinary Shares to Ionic pursuant to the Purchase Agreement will have a dilutive impact on our shareholders. In addition, the lower our Ordinary Share price is at the time we exercise our right to sell shares to Ionic, the more Ordinary Shares we will have to issue to Ionic pursuant to the Purchase Agreement and our existing shareholders would experience greater dilution.

Our net tangible book value as of March 31, 2021 was approximately $45,603,667, or $0.94 per Ordinary Share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares (48,305,870) outstanding as of March 31, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by Ionic to us pursuant to the Purchase Agreement and the net tangible book value per Ordinary Share immediately after such issuances to Ionic.

After giving further effect to the issuance of 500,000 Ordinary Shares as Commitment Shares for no consideration and the sale of 5,875,000 Ordinary Shares as Purchase Shares to Ionic pursuant to the Purchase Agreement at an assumed average sale price of $8.00 per Ordinary Share, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on July 28, 2021, divided by the Regular Purchase Price (assumed at $4.728 per share for purposes of this calculation), however limited to gross proceeds of $47,000,000 and after deducting estimated offering expenses of $75,000 payable by us, our pro forma as-adjusted net tangible book value as of March 31, 2021 would have been approximately $1.71 per share based on 54,180,870 shares issued and outstanding. This represents an immediate increase in net tangible book value of $0.77 per share to existing shareholders and dilution of $6.29 per Ordinary Share of as-adjusted net tangible book value to new investors based on the assumed average sale price of $8.00 per Ordinary Share.

To the extent that other shares are issued, investors purchasing our Ordinary Shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at an assumed average sale price of $8.00 per Ordinary Share, however, limited to $47,000,000 less $75,000 of the estimated offering expenses payable by us.

The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 20-F for the financial year ended December 31, 2020, and our unaudited interim consolidated financial statements for the three-month periods ended March 31, 2020 and 2021 included in our 6-K filed on May 6, 2021, each as incorporated by reference into this prospectus supplement.

	As of March 31, 2021
	Actual	As Adjusted
Shareholder’s equity:
Ordinary shares, US$0.01 par value, 140,000,000 shares authorized and 48,305,870 and 54,180,870 shares, respectively, issued and outstanding and as adjusted	$483,059	$541,809
Additional paid-in capital	54,396,373	101,262,623
Retained Earnings	20,085,834	20,085,834
Total shareholders’ equity	$74,965,266	$121,890,266
Total Liabilities and Shareholders’ Equity	$78,092,068	$125,017,068

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the Selling Shareholder of Ordinary Shares that may be issued to Ionic pursuant to the Purchase Agreement. For additional information regarding these transactions, see “Prospectus Summary - Selling Shareholder Transactions” above, as well as “The Ionic Purchase Agreement Transaction” above. We are registering Ordinary Shares in order to permit the Selling Shareholder to offer such shares for resale from time to time.

Except for the ownership of the shares offered hereby pursuant to the transactions summarized herein, the Selling Shareholder has not held a position or office, or had any material relationship with us or any of our predecessors or affiliates.

The Selling Shareholder may sell some, all, or none of its Ordinary Shares being registered hereunder. We do not know how long the Selling Shareholder will hold its Ordinary Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the resale of any of the Ordinary Shares being registered hereunder. The following table assumes that all shares will be sold by the Selling Shareholder and no other shares will be held after the offering.

The following table presents information regarding the Selling Shareholder and the number of Ordinary Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Shareholder and reflects its holdings as of July 21, 2021. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Selling Shareholder	Ordinary Shares Beneficially Owned Before this Offering (2)	Percentage of Outstanding Ordinary Shares Beneficially Owned Before this Offering (3)	Ordinary Shares to be Sold in this Offering Assuming the Company issues the Maximum Number of Ordinary Shares Under the Purchase Agreement (4)	Percentage of Outstanding Ordinary Shares Beneficially Owned After this Offering
Ionic Ventures, LLC (1)	932,295	1.7%	20,000,000	932,295	(5)

(1)	Ionic Ventures, LLC (“Ionic”) is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the managers of Ionic and in such capacity have joint voting and dispositive power over shares held by Ionic. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Ionic Ventures, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of Ionic Ventures, LLC is 3053 Fillmore Street, Ste. 256, San Francisco, CA 94123.

(2)	We have excluded from the number of Ordinary Shares beneficially owned prior to the offering: all of the Ordinary Shares that Ionic may be required to purchase under the Purchase Agreement, because the issuance and sale of such Ordinary Shares to Ionic is solely at our discretion and is subject to satisfaction of the conditions set forth in the Purchase Agreement that are outside of Ionic’s control, including the registration statement of which this prospectus is a part being declared effective by the SEC.

(3)	Based on 54,605,086 outstanding Ordinary Shares as of July 28, 2021.

(4)	Includes 20,000,000 Ordinary Shares that may be issued to Ionic Ventures pursuant to the Purchase Agreement.

(5)	Assumes all shares registered hereunder will be sold by Ionic in this offering.

PLAN OF DISTRIBUTION

The Ordinary Shares listed in the table appearing under “Selling Shareholder” are being registered to permit the resale of Ordinary Shares by the Selling Shareholder from time to time after the date of this prospectus. There can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares offered hereby. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

The Selling Shareholder may sell all or a portion of the Ordinary Shares offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	on any national securities exchange or over-the-counter market on which the Ordinary Shares may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Ordinary Shares;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.

We will pay the expenses incident to the registration and offering of the Ordinary Shares offered hereby. We have agreed to indemnify Ionic and certain other persons against certain liabilities in connection with the offering of Ionic offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Ionic has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Ionic specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Ionic has represented to us that at no time prior to the Purchase Agreement has Ionic or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ionic or any hedging transaction, which establishes a net short position with respect to our Ordinary Shares. Ionic agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Ionic that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Ionic has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Ionic has informed us that each such broker-dealer will receive commissions from Ionic that will not exceed customary brokerage commissions.

The Selling Shareholder may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus

In effecting sales, brokers-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate. If the Selling Shareholder effects such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of Ordinary Shares for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Ionic can presently estimate the amount of compensation that any agent will receive.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any Selling Shareholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, Ordinary Shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, Ordinary Shares may not be sold unless the Ordinary Shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SHARE CAPITAL

The following description sets forth certain general terms and provisions of the ordinary shares and preferred shares to which any prospectus supplement may relate.

In this “Description of Share Capital” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Bit Digital, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

General

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below.

We amended our Memorandum of Association on April 30, 2021, following our Annual General Meeting held on April 20, 2021, to create a new class of 10,000,000 authorized preferred shares and for a number of changes to the description of Cayman Island laws.

Our authorized share capital is 150,000,000 shares consisting of 140,000,000 ordinary shares, par value $0.01 per share and 10,000,000 preferred shares, par value $0.01 per share. As of July 28, 2021, there were 54,605,086 ordinary shares and 1,000,000 preferred shares issued and outstanding.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds under Cayman Island laws. No dividends shall be declared by the board of our Company except out of:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our Company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including for the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands, every shareholder present in person or by proxy shall have one vote. On a poll, every shareholder entitled to vote (in person or by proxy) shall have one vote for each share for which he is the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than fifteen percent of the paid-up capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy. While not required by our articles of association, a proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of the ordinary shares cast. Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on ordinary shares and Forfeiture of ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares. We may, subject to obtaining the necessary approvals under our memorandum and articles of association, issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as we may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this ( and any necessary approvals thereunder are duly obtained) and the company has the ability to pay its debts as they fall due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares do not have preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Securities Transfer & Registrar, whose address is Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764.

Preferred Shares

The Board is empowered to designate and issue from time to time one or more classes or series of Preferred Shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

At the Company’s Annual General Meeting held on April 20, 2021, the Company’s shareholders authorized a new class of 1,000,000 preferred shares which provide for annual dividends of eight (8%) percent, a liquidation preference of $10 per share; conversion into ordinary shares on a 1:1 basis, subject to a 4.99% conversion limitation; ranking senior to ordinary shares with a voting right of fifty (50) ordinary shares for each preferred share. These preferred shares were issued to our Chairman, Zhao Hui Deng (700,000 shares) and our Chief Financial Officer, Erke Huang (300,000 shares) in order to enable them to carry out our business strategy.

Provisions in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant provisions of the Companies Act applicable to us.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of such dissenting shareholder’s shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from the willful neglect or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company also owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and those authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they come due, by an ordinary resolution of its members. The court has authority to order winding up of a company in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Share Options

The Company’s Board of Directors adopted the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”), which was approved by the Company’s shareholders at the Annual General Meeting on April 20, 2021. A total of 2,415,293 ordinary shares were reserved for issuance under the 2021 Plan. There are no outstanding options to purchase any of our services. An aggregate of 2,225,930 Restricted Stock awards are outstanding as of July 28, 2021.

The 2021 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2021 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2021 Plan.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus we have 54,605,086 Ordinary Shares outstanding. Of this amount 16,233,192 Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus, 16,233,192 are currently eligible for sale, subject to the limitations of Rule 144.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;

●	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 546,051 Ordinary Shares as of the date of this prospectus; or

●	the average weekly trading volume in our Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Tian Yuan Law Firm, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Davidoff Hutcher & Citron LLP.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of Ordinary Shares or Ordinary Shares. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that the Company or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, we or our subsidiaries outside of China may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or Ordinary Shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or Ordinary Shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment”.

Under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC tax at a rate of up to 10%. for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder. See “Risk Factors—Risk Factors Relating to Doing Business in China—We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), or the Administrative Measures, which became effective in October 2009, requires that the non-resident enterprises must obtain the approval from the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Bit Digital Hong Kong may be able to enjoy the 5% withholding tax rate for the dividends it receives from the wholly foreign owned enterprise to be established in China in the near future, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations and obtains the approvals as required under the Administrative Measures. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax, non-United States tax considerations or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will [or “may”] vary depending on the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the ordinary share and your tax basis (in U.S. dollars) in the ordinary share. The character of the gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the “income test”); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of any assets held for the production of passive income, it is possible that, for any taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated subsidiaries, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we have on hand at any time. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year, and an interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC registration fee	$12,851.98
Lega1 fees and expenses	50,000.00
Accounting fees and expenses	10,000.00
Miscellaneous	2,148.02

Total	$75,000.00

LEGAL MATTERS

The Company is being represented by Davidoff Hutcher & Citron LLP, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier. The Company is being represented by Tian Yuan Law Firm with regard to PRC law. Davidoff Hutcher & Citron LLP may rely upon Tian Yuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s annual report on Form 20-F for the year ended December 31, 2020, have been audited Audit Alliance LLP and for the fiscal year ended December 31, 2019, upon the report of JLKZ, CPA, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

20,000,000 Ordinary Shares

BIT DIGITAL, INC.

August ___, 2021

PART II

INFORMATION NOT REQUIRED
IN THE REGISTRATION STATEMENT

Item 8. Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of the registrant’s Amended and Restated Memorandum and Articles of Association.

(B) The Amended and Restated Memorandum and Articles of Association of the registrant provides as follows:

Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company which shall be invested or for any loss of the monies of the Company which shall be invested on for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

(C) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

1. (a) The Indemnification Agreements entered into with Bryan Bullett and Sam Tabar (the “Indemnitees”) dated as of March 31, 2021 in connection with their Employment Agreements provide for a supplement to and in furtherance of the Amended and Restated Memorandum and Articles of Association. The Indemnitees did not regard the protection available under the organizational documents of the Company and any insurance policies maintained by the Company to be adequate.

(b) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined) other than a Proceeding by or in the right of the Company. The Indemnitees shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(c) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company, provided the Indemnitees acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitees shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made.

(d) To the extent that an Indemnitee is a party to and is successful, on the merits or otherwise, in any proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with each successfully resolved claim, issue or matter.

(e) Whether or not indemnification is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company waived and relinquished any right of contribution it may have against Indemnitee.

(f) All agreements and obligations of the Company contained in the Agreement shall continue until the date that is ten (10) years after the date upon which Indemnitee’s corporate status terminates and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding.

(g) The Indemnitee provided certain consulting services to the Company prior to his employment by the Company pursuant to an agreement dated February 1, 2021 between the Company and Wellington Park Inc. (“Wellington”), a company owned by Indemnitee. To further induce Indemnitee to accept employment with the Company, the Company agrees that the terms of the Indemnification Agreement shall apply to Wellington as if Wellington were also the “Indemnitee” under such Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1	Share Purchase Agreement dated September 8, 2020 by and between the Registrant and Sharp Whale Limited (1)
3.1	Certificate of Incorporation, as amended (11)
3.2	Memorandum of Association of Point Cattle International Limited (2)
3.3	Amended and Restated Memorandum of Association (11)
3.4	Articles of Association of Point Cattle International Limited (2)
3.5	Amended and Restated Articles of Association (11)
4.1	Form of Securities Purchase Agreement dated as of October 30, 2019 (3)
4.2	Form of Securities Purchase Agreement dated as of May 2020 for July 6, 2020 financing (4)
4.3	Form of Asset Purchase Agreement dated November 2020 by and between the Registrant and the Buyers who are signatories (5)
4.4	Form of Securities Purchase Agreement (Subordinate Convertible Notes) dated as of December 31, 2020 by and between the Registrant and the Buyer signatory thereto (6)
4.5	Form of Subordinate Convertible Note pursuant to Securities Purchase Agreement dated as of December 31, 2020. (6)
4.6	Form of Registration Rights Agreement (Subordinate Convertible Notes) by and between the Company and Ionic Ventures ,LLC pursuant to Securities Purchase Agreement dated as of December 31, 2020 (6)
4.7	Form of Purchase Agreement dated January 11, 2021 by and between the Company and Ionic Ventures, LLC (7)
4.8	Form of Registration Rights Agreement dated January 11, 2021 by and between the Company and Ionic Ventures, LLC (7)
4.9	2021 Omnibus Equity Incentive Plan with Form of Restricted Stock Award (8)
4.10	Form of Amended and Restated Purchase Agreement dated July 30, 2021 by and between the Company and Ionic Ventures, LLC*
5.1	Opinion of Ogier as to the legality of the shares*
5.2	Opinion of Tian Yuan Law Firm*
8.1	Opinion of Davidoff Hutcher & Citron LLP regarding certain U.S. Tax Matters*
8.2	Opinion of Ogier regarding certain Cayman Island Tax Matters (included in Exhibit 5.1)*
8.3	Opinion of Tian Yuan Law Firm regarding certain P.R.C. Tax Matters (included in Exhibit 5.2)*
10.1	Form of Hosting Agreement (9)
10.2	Employment Agreement dated as of October 28, 2019 by and between the Registrant and Erke Huang (3)
10.3	Director Agreement dated as of October 30, 2019 by and between the Registrant and Erke Huang (3)
10.4	Employment Agreement dated as of October 31, 2019 by and between the Registrant and Min Hu (3)
10.5	Director Agreement dated as of October 31, 2019 by and between the Registrant and Min Hu (3)
10.6	Employment Agreement dated as of April 20, 2020 by and between the Registrant and Hong Yu (10)
10.7	Director Agreement dated as of April 20, 2020 by and between the Registrant and Hong Yu (10)
10.8	Independent Director Agreement dated as of April 20, 2020 by and between the Registrant and Yan Xiong (10)
10.9	Independent Director Agreement dated as of September 7, 2020 by and between the Registrant and Ichi Shih (10)
10.10	Independent Director Agreement dated as of September 7, 2020 by and between the Registrant and Zhaohui (misstated as Chao Hui) Deng (10)
23.1	Consent of JLKZ CPA LLP
23.2	Consent of Audit Alliance LLP
23.3	Consent of Ogier (included in Exhibit 5.1)
23.4	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 8.1)
23.5	Consent of Tian Yuan Law Firm (included in Exhibit 5.2)*
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed as an amendment.

(1)	Incorporated by reference to the Registrant’s Form 6-K for September 2020 filed on September 14, 2020.
(2)	Incorporated by reference to the Registrant’s Form F-1 Registration Statement filed on December 22, 2017.
(3)	Incorporated by reference to the Registrant’s Form 6-K for September 2020 filed on October 31, 2019.
(4)	Incorporated by reference to the Registrant’s Form 6-K for May 2020 filed on May 28, 2020.
(5)	Incorporated by reference to the Registrant’s Form 6-K for November 2020 filed on November 10, 2020.
(6)	Incorporated by reference to the Registrant’s Form 6-K filed for December 2020 on December 31,2020.
(7)	Incorporated by reference to the Registrant’s Form 6-K for January 2021 filed on January 12, 2021.
(8)	Incorporated by reference to the Registrant’s Form 6-K for May 2021 filed on May 18, 2021.
(9)	Incorporated by reference to the Registrant’s Form 20-F for the year ended December 31, 2019 filed on July 29, 2020.
(10)	Incorporated by reference to the Registrant’s Form 6-K for April 2020 filed on April 24, 2020.
(11)	Incorporated by reference to the Registrant’s Form F-1 Registration Statement filed on March 10, 2021.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 29, 2021.

BIT DIGITAL, INC.

By:	/s/ Bryan Bullett
	By:	Bryan Bullett
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryan Bullett and Erke Huang, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Bryan Bullett	Chief Executive Officer	July 29, 2021
Bryan Bullett	(Principal Executive Officer)

/s/ Erke Huang	Chief Financial Officer	July 29, 2021
Erke Huang	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Zhaohui Deng	Director	July 29, 2021
Zhaohui Deng

/s/ Erke Huang	Director	July 29, 2021
Erke Huang

/s/ Ichi Shih	Director	July 29, 2021
Ichi Shih

	Director	_________, 2021
Min Hu

/s/ Yan Xiong	Director	July 29, 2021
Yan Xiong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration on Form F-3, solely in the capacity of the duly authorized representative of Bit Digital, Inc. in the United States, on July 29, 2021.

BIT DIGITAL, INC.

By:	/s/ Bryan Bullett
Name:	Bryan Bullett, CEO
Title:	Authorized Signatory